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Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 Amendment No. 2 of Identix Incorporated of our report dated August 1, 2001, except for Note 14, which is as of September 17, 2001, relating to the financial statements and financial statement schedule, which appears in Identix Incorporated's Annual Report on Form 10-K for the year ended June 30, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP



San Jose, California


May 15, 2002